UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

ALLIED ESPORTS ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

ALLIED ESPORTS ENTERTAINMENT, INC.

17877 Von Karman Avenue, Suite 300

Irvine, California 92614

PROXY STATEMENT SUPPLEMENT

June 28, 2021

To the Stockholders of Allied Esports Entertainment, Inc.:

This is a supplement (this “Supplement”) to the Proxy Statement of Allied Esports Entertainment, Inc. (the “Company” or “AESE”), dated June 1, 2021 (the “Proxy Statement”), that was sent to you in connection with the Company’s solicitation of stockholder proxies to approve the sale of 100% of the outstanding capital stock of Club Services, Inc., or “CSI,” to Element Partners, LLC. CSI is an indirect wholly-owned subsidiary of the Company that directly or indirectly owns 100% of the outstanding capital stock of each of the legal entities that collectively operate or engage in the Company’s poker-related business and assets.

Terms that are used in this Supplement have the meanings set forth in the Proxy Statement, unless a new definition for such term is provided in this Supplement. The following information supersedes and supplements any conflicting information in the Proxy Statement.

The Company announced that its virtual Special Meeting of Stockholders, scheduled for June 28, 2021, was convened and adjourned without any business being conducted due to the fact that quorum was not present. The Special Meeting will be reconvened on Thursday, July 1, 2021 at 11:00 a.m. Eastern Daylight Time and will be conducted via live audio webcast at https://www.cstproxy.com/alliedesportsent/sm2021.

Press Release

The Company issued the attached press release on June 28, 2021.

Allied Esports Entertainment Adjourns Special Stockholder Meeting to Approve WPT Sale Transaction; Scheduled to Reconvene on July 1, 2021

IRVINE, Calif. (June 28, 2021) – Allied Esports Entertainment, Inc. (NASDAQ: AESE) (the “Company” or “AESE”), a global esports entertainment company, today announced that its virtual Special Meeting of Stockholders, scheduled for June 28, 2021, was convened and adjourned without any business being conducted due to the fact that quorum was not present. The Special Meeting will be reconvened on Thursday, July 1, 2021 at 11:00 a.m. Eastern Daylight Time so as to allow more opportunity for stockholders to vote on the proposals described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (SEC) on June 1, 2021, including the Company’s sale of 100% of the outstanding capital stock of Club Services, Inc., or “CSI,” to Element Partners, LLC and will be conducted via live audio webcast. CSI is an indirect wholly-owned subsidiary of the Company that directly or indirectly owns 100% of the outstanding capital stock of each of the legal entities that collectively operate or engage in the Company’s poker-related business and assets (the “WPT Sale Transaction”). A link to the Special Meeting to be held July 1, 2021 can be found under the “Meeting Documents” section at https://www.cstproxy.com/alliedesportsent/sm2021.

The record date for the Special Meeting remains May 27, 2021. Stockholders of record as of that date may vote at the reconvened Special Meeting, vote by proxy using the proxy card enclosed with the Company’s definitive proxy statement, or vote on the Internet. Whether or not stockholders of record as of the record date plan to attend the reconvened Special Meeting, the Company’s Board of Directors and management urge them to vote by proxy to ensure their vote is counted. Stockholders who have previously submitted their proxy or otherwise voted and who do not want to change their vote need not take any action.

Investors and stockholders will be able to obtain free copies of the Company’s definitive proxy statement and other documents filed by AESE with the SEC through the website maintained by the SEC at www.sec.gov. Stockholders who have any questions or require any assistance with completing a proxy card, or who do not have the required materials, may contact AESE’s proxy solicitor, Regan & Associates, Inc., by telephone (toll-free within North America) at 1-800-737-3426.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

About Allied Esports Entertainment

Allied Esports Entertainment (NASDAQ: AESE) is a global esports entertainment venture dedicated to providing transformative live experiences, multiplatform content and interactive services to audiences worldwide through its strategic fusion of two powerful entertainment brands: Allied Esports and the World Poker Tour (WPT). On March 19, 2021, AESE entered into an Amended and Restated Stock Purchase Agreement (as amended on March 29, 2021, the “Stock Purchase Agreement”) to effectuate the WPT Sale Transaction once all applicable stockholder and regulatory consents have been obtained, and the other conditions to closing have been satisfied.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to future results, strategy and plans of Allied Esports Entertainment, Inc. and the World Poker Tour (collectively, the “Companies”) (including certain projections and business trends, and statements, which may be identified by the use of the words “plans”, “expects” or “does not expect”, “estimated”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “projects”, “will” or “will be taken”, “occur” or “be achieved”). Forward-looking statements are based on the opinions and estimates of management of the Companies as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, each Company’s respective revenues and operating performance, general economic conditions, industry trends, legislation or regulatory requirements affecting the business in which it is engaged, management of growth, its business strategy and plans, the result of future financing efforts and its dependence on key personnel, and the ability to retain key personnel. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and no Company undertakes any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. With respect to the WPT Sale Transaction, these factors include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Stock Purchase Agreement or could otherwise cause the WPT Sale Transaction to fail to close; the outcome of any legal proceedings that may be instituted against us following the announcement of the WPT Sale Transaction; the inability to complete the WPT Sale Transaction, including due to failure to obtain approval of AESE’s stockholders or other conditions to closing; the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the WPT Sale Transaction; a change in our plans to retain the net cash proceeds from the WPT Sale Transaction; our inability to enter into one or more future acquisition or strategic transactions using the net proceeds from the WPT Sale Transaction; and a decision not to pursue strategic options for the esports business. Further information on potential factors that could affect our business is described under “Risk Factors” in AESE’s definitive proxy statement filed with the SEC on June 1, 2021.

No Offer or Solicitation

This communication is for informational purposes only and is neither an offer to sell or purchase, nor the solicitation of an offer to buy or sell any securities, nor is it a solicitation of any vote, proxy, or approval in any jurisdiction pursuant to or in connection with the WPT Sale Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Important Additional Information Has Been Filed With the SEC

AESE has filed with the SEC and mailed to its stockholders a proxy statement in connection with the WPT Sale Transaction. The proxy statement contains important information about the Companies, the WPT Sale Transaction and the Stock Purchase Agreement. Investors and stockholders are urged to read the proxy statement carefully before making any decision to invest or consent to the WPT Sale Transaction.

Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed by AESE with the SEC through the website maintained by the SEC at www.sec.gov.

Participants in the Solicitation

In addition to Regan & Associates, Inc., AESE, its directors and executive officers may be deemed to be participants in the proxy solicitation with respect to the WPT Sale Transaction. Information regarding AESE’s directors and executive officers and their ownership of AESE shares is contained in AESE’s Annual Report on Form 10-K for the year ended December 31, 2020 and its proxy statement for the WPT Sale Transaction which was filed with the SEC on June 1, 2021, and is supplemented by other public filings made, and to be made, with the SEC. AESE’s directors and executive officers beneficially own approximately 42.3% of AESE’s common stock. Investors and stockholders may obtain additional information regarding the direct and indirect interests of AESE and its directors and executive officers with respect to the WPT Sale Transaction by reading the proxy statement and other filings referred to above.

Investor Contact:

Lasse Glassen

Addo Investor Relations

lglassen@addoir.com
424-238-6249

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